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Exhibit a(1)(xv)

DISH Network Announces Withdrawal of Clearwire Tender Offer

        ENGLEWOOD, Colo.—(BUSINESS WIRE)—DISH Network Corporation (NASDAQ: DISH) today announced that its wholly-owned subsidiary, DISH Acquisition Holding Corporation, is withdrawing its tender offer to acquire all of the outstanding shares of Class A Common Stock of Clearwire Corporation ("Clearwire"), including any shares of Class A Common Stock issued in respect of outstanding shares of Class B Common Stock, for $4.40 per share. DISH's tender offer provided that it could be withdrawn, among other reasons, as a result of the recent change in recommendation by Clearwire.

About DISH

        DISH Network Corporation (NASDAQ: DISH), through its subsidiary DISH Network L.L.C., provides approximately 14.092 million satellite TV customers, as of March 31, 2013, with the highest quality programming and technology with the most choices at the best value, including HD Free for Life®. Subscribers enjoy the largest high definition line-up with more than 200 national HD channels, the most international channels, and award-winning HD and DVR technology. DISH Network Corporation's subsidiary, Blockbuster L.L.C., delivers family entertainment to millions of customers around the world. DISH Network Corporation is a Fortune 200 company. Visit www.dish.com.

Cautionary Statement Concerning Forward-Looking Statements

        Certain statements contained herein may constitute "forward-looking statements". Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of DISH to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such forward-looking statements include, but are not limited to, statements about expectations of a potential transaction involving DISH and Clearwire, including satisfaction of conditions, future financial and operating results, DISH's plans, objectives, expectations (financial or otherwise) and intentions relating to the potential transaction and other statements that are not historical facts. More information about such risks, uncertainties and other factors is set forth in DISH's Disclosure Regarding Forward-Looking Statements included in its recent filings with the SEC, including its annual report on Form 10-K for the year ended December 31, 2012 and its quarterly report on Form 10-Q for the three months ended March 31, 2013. The forward-looking statements speak only as of the date made, and DISH expressly disclaims any obligation to update these forward-looking statements. Nothing herein shall be deemed to be a forecast, projection or estimate of the future financial performance of DISH, Clearwire Corporation or the enlarged DISH following the completion of the tender offer.

DISH Network Corporation
Media Contact
Bob Toevs, 303-723-2010
bob.toevs@dish.com
@DISHNews
or
 Investor Contact
Jason Kiser, 303-723-2210
jason.kiser@dish.com

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  Exhibit a(1)(xv)